UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 23, 2009 and March 24, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Cornerstone Therapeutics Inc. (the “Company”) approved base salaries for 2009, cash bonus awards for 2008 and annual target cash bonuses for 2009 for each of the Company’s executive officers. Additional information with respect to the compensation arrangements for the Company’s named executive officers for 2008 will be set forth in the Company’s Proxy Statement for the Company’s 2009 annual meeting of stockholders.
     Executive Officer Salaries for 2009.
     On March 24, 2009, the Committee determined the base salaries for the Company’s executive officers for 2009. In each case, the amount is the same as the executive officer’s annual base salary at December 31, 2008, except as follows:

			Amount of
		Amount of	2009
		2008 Annual	Annual	Percentage
Name	Title	Base Salary	Base Salary	Increase
Craig A. Collard	President and Chief Executive Officer	$379,600	$394,784	4%
Brian Dickson, M.D.	Chief Medical Officer	$270,400	$281,216	4%
Joshua Franklin	Vice President, Sales and Marketing	$210,000	$222,600	6%
Steven M. Lutz	Executive Vice President, Manufacturing and Trade	$250,000	$260,000	4%
David Price	Executive Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary	$285,000	$288,791	1.33%
     Cash Performance Bonuses for 2008.
     The Company’s current executive officers are eligible for annual cash bonuses pursuant to the terms of their respective employment agreements. The annual target cash bonus for each executive officer is determined annually by the Committee based on a percentage of such officer’s annual base salary. However, the Committee generally may make actual cash bonus awards that may be greater or less than the annual target cash bonus based on overall corporate performance and individual performance.
     On March 23, 2009, the Committee approved cash bonus awards for the Company’s executive officers in the following amounts:

		Annual Cash Bonus
Name	Title	Amount for 2008
Craig A. Collard	President and Chief Executive Officer	$378,800
Chenyqua Baldwin	Vice President, Finance, Chief Accounting Officer, Controller, Assistant Treasurer and Assistant Secretary	$78,260
Brian Dickson, M.D.	Chief Medical Officer	$94,640
Joshua Franklin	Vice President, Sales and Marketing	$18,727
Steven M. Lutz	Executive Vice President, Manufacturing and Trade	$185,500
David Price	Executive Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary	$99,750
Scott B. Townsend, Esq.	General Counsel, Executive Vice President of Legal Affairs and Secretary	$96,250
     With the exception of Mr. Collard, Mr. Lutz and Mr. Franklin, the annual cash bonus amounts approved by the Committee equaled 100% of the annual target cash bonus for each of these executive officers. In determining the amount of the annual bonus for each executive officer other than Mr. Collard, the Committee considered the recommendations of the Company’s President and Chief Executive Officer; that the Company’s 2008 net revenues, operating income and cash flows from operations all significantly exceeded budgeted amounts; and the executive officer’s achievement of individual goals established on a quarterly basis. At the beginning of each quarter, the Company’s President and Chief Executive Officer establishes individual quarterly goals for each executive officer, and these goals are provided to the executive officer in writing. These goals are tailored to the specific duties and responsibilities of each executive officer and are intended to focus the executive officers on achieving short-term objectives within their specific area of responsibility. Typically, the Company’s President and Chief Executive Officer meets with each executive officer periodically to track the progress of the executive officer’s quarterly goals. The Committee considered each executive officer’s achievement of individual quarterly goals in determining his or her annual cash bonus.
     In the case of Mr. Collard, the Committee approved an annual cash bonus amount equal to approximately 200% of Mr. Collard’s annual target cash bonus in recognition of his outstanding leadership and contributions to the Company’s 2008 financial performance and in connection with the Company’s October 2008 merger with Cornerstone BioPharma Holdings, Inc. and post-merger integration activities. With respect to Mr. Franklin, the Committee considered his achievement of his individual quarterly goals but awarded only 25% of the full annual target amount because Mr. Franklin was employed by the Company for less than four months during 2008. In the case of Mr. Lutz, the Committee approved an annual cash bonus amount equal to approximately 185% of Mr. Lutz’s annual target cash bonus in recognition of his outstanding leadership and contributions in managing the supply chain for all of the Company’s products and in launching and commercializing the Company’s generics line of products during 2008. While the Committee retained discretion regarding the amount of Mr. Price’s 2008 annual cash bonus, the terms of the Company’s employment agreement dated August 20, 2008 with Mr. Price provided that any cash bonus awarded for 2008 would be calculated as if Mr. Price had been employed by the Company for all of 2008. Pursuant to the terms of an amendment to the Company’s amended and restated employment agreement with Mr. Townsend dated September 16, 2008, Mr. Townsend received an annual cash bonus for 2008 equal to 35% of his annual base salary.
     Annual Target Cash Bonuses for 2009.
     On March 24, 2009, the Committee set the annual target cash bonus for each of the Company’s executive officers for 2009 at 35% of each such officer’s annual base salary, except for Mr. Collard and Mr. Lutz, whose annual target cash bonuses for 2009 were set at 50% and 40%, respectively, of their annual base salaries. However, the Committee may make actual cash bonus awards that may be greater or less than the annual target cash bonus based on overall corporate performance and individual performance. The Committee will consider overall corporate performance, including the extent to which the Company achieves budgeted amounts for 2009 net revenues, operating income and cash flows from operations, as well as each executive officer’s achievement of individual goals in determining his or her annual cash bonus. At the beginning of the first quarter of 2009 the Company’s President and Chief Executive Officer established, and at the beginning of each of the remaining quarters of 2009 will establish, individual quarterly goals for each executive officer the achievement of which will promote overall corporate performance. The Committee will establish individual performance goals for Mr. Collard for 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: March 27, 2009	By:	/s/ Craig A. Collard
Craig A. Collard
President and Chief Executive Officer